Exhibit 10.16

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (the “Agreement”), dated as of March 5, 2004 (the “Effective Date”), is by and between INFINITY PROPERTY AND CASUALTY, an Ohio corporation (the “Borrower”) and REGIONS BANK, an Alabama banking corporation (the “Lender”).

R E C I T A L S:

A. Borrower has requested a line of credit loan from Lender in the principal amount of up to Twenty Million Dollars and No/100 ($20,000,000).

B. Lender is willing to make such servicing line of credit available to Borrower on the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 In addition to the terms defined in the introductory paragraph hereof, the following terms shall have the following respective meanings:

“Advance” means a disbursement by Lender to Borrower of principal of the Loan pursuant to Article 2 hereof.

“Advance Request Form” means the form attached hereto as Exhibit A.

“Amortizing Payment” means (i) all accrued but unpaid interest plus (ii) a principal payment equal to the outstanding principal balance of the Loan as of the last day of the Interest Term divided by thirty-six (36).

“Amortizing Term” means from the end of the Interest Term until the Extended Maturity Date.

“Base Rate” means the rate of interest designated by Lender periodically as its Base Rate. The Base Rate is not necessarily the lowest rate charged by Lender.

“Business Day” means any day (other than a Saturday or Sunday) upon which Lender is open for business.

“Closing Date” means the date of this Agreement.

“Default” means an event, which with the giving of notice or lapse of time or both, will constitute an Event of Default.

“Default Rate” means two percent (2%) in excess of either the LIBOR Rate or Base Rate, as applicable.

“Employee Plan” means any plan subject to Title IV of ERISA and maintained in whole or in part for employees of Borrower.

“ERISA” means the Employee Retirement Income security Act of 1974, together with all amendments from time to time thereto, including any rules or regulations promulgated thereunder.

“Event of Default” means the events described in Section 7.1 hereof.

“Extended Maturity Date” means May 30, 2008.

“GAAP” means, as in effect from time to time, generally accepted accounting principles consistently applied with respect to a Person conducting a business the same as or similar to that of Borrower.

“Interest Term” means from the Effective Date of this Agreement until the Initial Maturity Date, during which time the Lender shall make Advances from the Loan in accordance with the terms and conditions of this Agreement.

“Initial Maturity Date” means May 30, 2005.

“Internal Revenue Code” means the Internal Revenue Code of 1986, together with all amendments from time to time thereto, including any rules or regulations promulgated thereunder.

“LIBOR Rate” means a per annum rate of interest equal to the sum of (a) the “London Interbank Offered Rate (LIBOR)” for a thirty (30) day period as quoted on Telerate (or other source selected by Lender for rate quotations for LIBOR if such a rate index is at any time not available from Telerate), for each applicable 30 Day LIBOR Period, as effective for contracts entered into on the first day of each 30 Day LIBOR Period (expressed as a decimal), plus (b) one hundred seventy-five (175) basis points (1.75%).

“Lien” means any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, charge, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge or other encumbrance of any kind.

“Loan” means the $20,000,000 credit facility available to Borrower pursuant to Article 2 of this Agreement, with accrued interest on such principal and other agreed charges as shall be outstanding at any given time.

“Loan Documents” means this Agreement, the Note and any other documents or instruments now or hereafter executed evidencing, securing, or relating to the Loan.

“Loan Obligations” means the aggregate of all principal and interest owing from time to time under the Note and all expenses, charges and other amounts from time to time owing under the Note, this Agreement, or the other Loan Documents and all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents, including, but not limited to, amounts paid or expended by Lender to cure or attempt to cure any “Default” or “Event of Default” pursuant to, and as defined in, the documents evidencing or securing the Loan, or to pay all or any part of the Loan, with interest, following such a “Default” or “Event of Default” thereunder, and any expenses incurred or paid in connection with such “Default” or “Event of Default.”.

“Maturity Extension Conditions” means (i) no Default or Event of Default exists as to this Agreement and (ii) Borrower has requested to Lender in writing thirty (30) days prior to the end of the Initial Maturity Date requesting that the maturity of the Loan be extended to the Extended Maturity Date since as of the Initial Maturity Date the Loan shall have an outstanding principal outstanding.

“Note” means that certain Line of Credit Promissory Note, dated of even dates herewith, in the principal amount of $20,000,000 executed and delivered by Borrower to Lender, evidencing the liability of Borrower to pay the Loan to Lender or its order, as the same may hereafter be renewed, extended, modified, or amended.

“Organizational Documents” means Borrower’s Articles of Incorporation, By-laws, certificates of existence and good standing, resolutions and incumbency certificates with all amendments thereto.

“Person” means an individual, corporation, partnership, association, joint-stock company, trust, business trust, unincorporated organization or joint venture, or a court or governmental authority.

“Unused Line Fee” means ten basis points (0.10%) times the average daily amount of the unadvanced portion of the Loan divided by four (4).

1.2 Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

1.3 Terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have the meanings, if any, assigned to them by Uniform Commercial Code in effect in the State of Alabama.

1.4 All accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise defined.

1.5 All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.

ARTICLE II

THE LOAN

2.1 Disbursement of Advances. Subject to the terms and conditions of this Agreement, Lender agrees to make Advances to Borrower from time to time during the Interest Term, in an aggregate principal amount at any time outstanding not to exceed $20,000,000. During the Interest Term, Borrower may borrow, repay and reborrow the principal of the Loan, all in accordance with the terms and conditions of this Agreement. Each Advance shall be disbursed by Lender’s depositing the amount of such Advance into a checking account of Borrower maintained with Lender or otherwise disbursed in a manner acceptable to Lender and Borrower. During the Amortizing Term, Borrower shall not be allowed to receive any Advances under the Loan.

2.2 The Note. The Loan shall be evidenced by the Note. The Note shall represent the obligation of Borrower to pay the aggregate amount of Advances outstanding under the Loan from time to time outstanding, plus interest thereon and agreed charges as herein provided. Lender is hereby authorized to enter the date and amount of each Advance and each payment of principal and interest on the Loan on a schedule to be annexed to and constituting a part of the Note, and such entries shall constitute prima facie evidence of the accuracy of information so entered. In lieu of endorsing said schedule as hereinabove provided, Lender is hereby authorized, at its option, to record such Advances and such payments of principal and interest in its books and records, and such books and records shall constitute prima facie evidence of the accuracy of the information contained therein. The Note shall (a) be dated the date of this Agreement, (b) be stated to mature on the Initial Maturity Date, unless the Maturity Extension Conditions have been satisfied then which the Note shall mature on the Extended Maturity Date and (c) bear interest from the date of each Advance on the outstanding Advances made from time to time at the applicable interest rate per annum specified in Section 2.5 hereof.

2.3 Rate Information and Advance Request Forms. The Borrower shall provide to the Lender a completed Advance Request Form.

2.4 Payments.

(a) On April 1, 2004, and on the first (1st) day of each month thereafter, Borrower shall pay to Lender all accrued but unpaid interest shall be due and payable.

(b) On the Initial Maturity Date, Borrower shall pay to Lender all accrued but unpaid interest and the outstanding principal balance shall be due and payable.

(c) If the Maturity Extension Conditions are satisfied then on May 30, 2005, Borrower shall pay to Lender all accrued but unpaid interest and on the last day of each calendar quarter thereafter the Borrower shall pay to the Lender an Amortizing Payment.

(d) On April 30, 2004, July 30, 2004, October 30, 2004, January 30, 2005, April 30, 2005, Borrower shall pay to Lender the Unused Line Fee.

(e) The Loan shall mature and be payable in full upon the Extended Maturity Date, at which time all accrued but unpaid interest and the outstanding principal balance shall be due and payable.

2.5 Interest Rate; Interest Calculation; Late Charge; Default Rate.

(a) The Loan shall bear interest at the LIBOR Rate.

(b) Borrower agrees that if at any time Lender determines, in accordance with reasonable and ordinary commercial standards, that its acquisition of funds in the London interbank market would be unsafe, impractical or in violation of any law, regulation, guideline or order, Lender may so notify Borrower in writing or by telephone, and upon the giving of such notice, any LIBOR Rate shall immediately terminate and the outstanding principal balance hereof shall thereupon commence to bear interest at the Base Rate. Borrower further agrees that, notwithstanding the fact that Lender may have elected to base the interest rate applicable hereunder upon Lender’s cost of funds in the London interbank market, Lender shall not be required actually to obtain funds from such sources at any time.

(c) All rates of interest to be applied to the principal of the Loan shall be calculated on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

(d) Borrower shall pay to Lender a late charge equal to five percent (5%) of any payment which is not received by Lender within ten (10) days of the due date therefor in order to cover the additional expenses incident to the handling and processing of delinquent payments.

(e) Notwithstanding Section 2.5, above, while an Event of Default exists, interest shall accrue at the Default Rate.

2.6 Prepayment. Advances may be prepaid in whole or in part without any penalty or premium. All prepayments will be applied first to interest then due and payable and any balance shall be applied to reduce the outstanding principal balance.

ARTICLE III

CONDITIONS PRECEDENT TO MAKING ADVANCES

3.1 The obligations of Lender to make any Advance to Borrower shall be subject to the satisfaction by Borrower of the following conditions precedent, as of the date of the requested Advance:

(a) There shall exist no Event of Default or Default.

(b) The representations and warranties of Borrower made in this Agreement or in any certificate executed and delivered pursuant hereto shall be true and accurate in all material respects.

(c) Borrower shall have performed or observed all agreements, covenants, and conditions required by Lender to be performed or observed by Borrower.

(d) Borrower shall have duly executed the Loan Documents, together with any and all other documents that Lender or its legal counsel, in its reasonable discretion, shall deem necessary to complete the transactions contemplated hereunder.

(e) Any proceedings taken in connection with the performance and observance of the provisions of this Agreement shall be reasonably satisfactory to Lender and its legal counsel.

(f) Prior to the first Advance, Lender shall have received, in form and substance satisfactory to Lender and its counsel:

(i) Copies of the Organizational Documents of the Borrower, certified on the Closing Date by the appropriate Person on behalf of Borrower.

(ii) Certificates of Existence for Borrower, certified on or within thirty (30) days of the Closing Date by the Secretary of State of the state of Borrower’s incorporation.

(iii) Copies of the resolutions of the Board of Directors of Borrower, certified as of the Closing Date by the appropriate Person(s) on behalf of the Borrower, authorizing (A) the transactions contemplated by this Agreement and (B) the execution, delivery and performance by the Borrower of the Loan Documents and the execution and delivery of all other documents to be delivered by the Borrower in connection with the transactions herein contemplated.

(iv) Such other agreements, instruments, approvals, opinions and other documents as Lender may reasonably request.

Each request for Advance shall constitute Borrower’s representation and warranty that each of the foregoing conditions is satisfied on the date of such request, and will continue to be satisfied on the date the requested Advance is made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement and to make Advances hereunder, Borrower represents and warrants to Lender that:

4.1 Existence, Power and Qualification. Borrower is duly organized and validly existing under the laws of the State of Ohio, and has the power and authority and the legal right to own its property and to conduct its business in the manner in which it is now conducted or hereafter contemplates conducting its business.

4.2 Authority to Borrow Hereunder. Borrower has the power and authority and the legal right to make, deliver and perform the Loan Documents. Borrower has taken all necessary action on its part to authorize the execution, delivery and performance of the Loan Documents, and the borrowing contemplated thereby. No consent or authorization of, or filing with, any federal, state, county or municipal government, or any department or agency of any such government, is required of Borrower in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents, or the borrowing contemplated hereby.

4.3 Due Execution and Enforceability. The Loan Documents have been duly executed and delivered on behalf of the Borrower, and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and general principles of equity which may limit the availability of equitable remedies.

4.4 No Conflict. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated therein, will not (a) conflict with or be in contravention of any law, regulation, rule, order or judgment applicable to the Borrower or its respective Organizational Documents, or any other agreement, instrument, mortgage, deed of trust, lien, lease, judgment, decree or order to which Borrower is a party or is subject or by which the Borrower or its properties is bound or affected, or (b) result in the creation of any Lien upon any of the properties of the Borrower.

4.5 Material Claims. There is no litigation, claim, lawsuit, investigation, action or other proceeding pending or, to the knowledge of the Borrower, threatened before any court, agency, arbitrator or other tribunal which individually or in the aggregate might result in any material adverse change in the financial condition, operations, businesses or prospects of the Borrower.

4.6 Financial Statements Accurate. All financial statements heretofore or hereafter provided by the Borrower are and will be true and complete in all material respects as of its respective dates and will fairly present the financial condition of the Borrower, and there are no liabilities, direct or indirect, fixed or contingent, as of the dates of such statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. There has been no material adverse change in the financial condition, operations, or prospects of the Borrower, since the date of such statements except as fully disclosed in writing with the delivery of such statements.

4.7 No Defaults or Restrictions. There is no declared default under any agreement or instrument nor does there exist any restriction in the Borrower’s Organizational Documents that causes or would cause a material adverse effect on the business, properties, operations or condition, financial or otherwise, of Borrower.

4.8 Necessary Permits, Etc. Borrower possesses all franchises, trademarks, permits, licenses, consents, agreements and governmental approvals that are necessary or required by any authority to carry on its businesses as now conducted. The Borrower has not received any notice of default nor termination of any material agreement or any notice of noncompliance with any law, rule or regulation by which it is bound, which would cause a material adverse effect upon the business, properties, operations or condition, financial or otherwise, of Borrower.

4.9 Disclosure. Neither this Agreement nor any other document, financial statement, credit information, certificate or statement required herein to be furnished to Lender by Borrower in connection with this Agreement contains any untrue, incorrect or misleading statement of material fact, and all of these documents taken as a whole do not omit to state a fact material to this Agreement, to Lender’s decision to enter into this Agreement or to the transactions contemplated hereunder. All representations and warranties made herein or any certificate or other document delivered to Lender by or on behalf of Borrower, pursuant to or in connection with this Agreement, shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, and shall survive the making of Advances as contemplated hereby.

4.10 Payment of Taxes. The Borrower has filed all federal, state, and local tax returns which it is required to file and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to assessments, including, without limitation, provider taxes.

4.11 Location of Chief Executive Offices. The location of Borrower’s principal place of business and chief executive office is set forth on Exhibit B hereto.

4.12 ERISA. The Borrower is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

4.13 Proceedings Pending. There are no proceedings pending to the best of the Borrower’s knowledge to acquire any power of condemnation or eminent domain with respect to any part of the Property, or to enjoin or similarly prevent or restrict the use of the Property or the operation of the Facility in any manner.

4.14 Solvency. Borrower is solvent within the meaning of 11 U.S.C. § 548 and GAAP.

ARTICLE V

AFFIRMATIVE COVENANTS

Borrower agrees and covenants that until the Loan has been paid in full, and the Loan Term has expired, the Borrower shall comply with each of the following affirmative covenants:

5.1 Payment of Loan. Borrower will duly and punctually pay the principal and interest of the Loan in accordance with the terms of this Agreement and the Note. If at any time the outstanding principal balance of the Loan exceeds $20,000,000, Borrower shall pay to Lender an amount which will reduce the outstanding principal balance of the Loan to $20,000,000 or below.

5.2 Maintenance of Existence. Borrower will maintain its existence and, in each jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes qualification necessary, maintain such qualification and good standing.

5.3 Compliance with Laws; Payment of Claims. Borrower will comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include without limitation, compliance with ERISA; paying before the same become delinquent all assessments and governmental charges or levies imposed upon such Borrower or upon its income or profits or upon any of its properties; and paying all lawful claims, which if unpaid, might become a Lien upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the nonperformance or nonpayment thereof and with respect to which adequate reserves have been set aside for payment thereof.

5.4 Other Indebtedness. Borrower will duly and punctually pay or cause to be paid all principal and interest of any indebtedness of Borrower to other creditors, comply with and perform all conditions, terms and obligations of the notes or other instruments evidencing such indebtedness and the mortgages, deeds of trust, security agreements and other instruments evidencing security for such indebtedness.

5.5 Examination and Visitation By Lender. At any reasonable time and from time to time during normal business hours, Borrower will permit Lender or its representatives to examine and make copies and abstracts from the records and books of account of, and visit the properties of Borrower, and to discuss the affairs, finances and accounts of Borrower with any of its officers, directors or employees.

5.6 Maintenance of Permits, Etc. Borrower will obtain, maintain and preserve all permits, licenses, authorizations, approvals, certificates and accreditation which are necessary for the proper conduct of its businesses.

5.7 Conduct Business. Borrower will conduct its business as now conducted and do all things necessary to preserve, renew and keep in full force and affect its licenses, rights and franchises necessary to continue such businesses.

5.8 Correction of Defect, Etc. On request of Lender, Borrower will promptly correct any scrivener’s error which may be discovered in the contents of the Loan Documents, or in the execution thereof, and execute and deliver such further instruments and do such further acts as may be necessary or as may be requested by Lender to carry out more effectively the purposes of this Agreement.

5.9 Quarterly Reporting Requirements. Borrower will furnish to Lender as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower, (i) the balance sheet of Borrower as of the end of such quarter and statements of income and retained earnings of Borrower, certified by the treasurer or chief financial officer of Borrower as true and correct, and otherwise in form and substance satisfactory to Lender, and consistent with those quarterly statements previously provided to Lender.

5.10 Annual Reporting Requirements. At the end of each fiscal year, Borrower shall provide Lender, as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, the balance sheets, statements of income and retained earnings, and a statement of cash flow of Borrower for such year, all of which such financial statements shall be certified by independent certified public accountants acceptable to Lender as (i) fairly presenting the financial condition of Borrower as of the end of such fiscal year and the results of the operations of Borrower for such period and (ii) having been prepared in accordance with GAAP.

5.11 Employee Plan Reports and Notices. Borrower will, upon request, promptly furnish to Lender after the filing or receipt thereof, copies of all reports and notices, if any, which Borrower files under the Internal Revenue Code or ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor, or which Borrower receives from any such agency, with respect to any Employee Plan, if any of the information therein could form the basis of, or any dispute referred to therein which, if determined adversely to such Borrower, could constitute or give rise to an Event of Default or Default.

5.12 Accrual and Payment of Taxes. During each fiscal year, accrue all current tax liabilities of all kinds (including, without limitation, federal and state income taxes, franchise taxes, and payroll taxes, all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans, and pay the same when they become due.

5.13 Insurance. Maintain insurance as reasonably required by Lender.

5.14 Payment of Indebtedness. Duly and punctually pay or cause to be paid all other indebtedness now owing or hereafter incurred by the Borrower in accordance with the terms of such indebtedness, except such Indebtedness owing to those other than Borrower which is being contested in good faith and with respect to which any execution against properties of the Borrower has been effectively stayed and for which reserves adequate for payment have been established.

5.15 Comply with Covenants and Laws. Comply with all applicable covenants and restrictions of record known to Borrower and all laws, ordinances, rules and regulations.

5.16 Taxes and Other Charges. Pay or cause to be paid all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations which, if unpaid, might give rise to a Lien against property of Borrower.

ARTICLE VI

NEGATIVE COVENANTS

Borrower agrees and covenants that until the Loan has been paid in full and the Loan Term has expired, the Borrower shall abide by and observe the following negative covenants:

6.1 Merger, Consolidation, Etc. The Borrower will not enter into any merger, consolidation or similar transaction, without prior written notice to Lender.

6.2 Sale or Disposition of Substantially All Assets. The Borrower will not sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired), without prior written notice to Lender.

6.3 Other Disposition of Assets. The Borrower will not sell, lease, transfer or otherwise dispose of substantially all of its assets, unless any such disposition shall be in the ordinary course of business for a full and fair consideration, which in no event shall include a transfer for full or partial satisfaction of a preexisting debt without prior written notice to Lender.

6.4 ERISA Funding and Termination. The Borrower will not permit (a) the funding requirements of ERISA with respect to any Employee Plan ever to be less than the minimum required by ERISA or (b) any Employee Plan ever to be subject to involuntary termination proceedings.

6.5 Transactions with Affiliates. The Borrower will not, without the prior written consent of Lender, enter into any transaction with any Person affiliated with Borrower other than in the ordinary course of Borrower’s business and on fair and reasonable terms no less favorable to Borrower than those that Borrower would obtain in a comparable arms-length transaction with a Person not an affiliate.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

7.1 Events of Default. The occurrence of anyone or more of the following events shall constitute an Event of Default hereunder:

(a) Nonpayment of principal, interest, or any other sum payable under this Agreement or the Note, when and as the same shall become due and payable, whether on demand, at the stated maturities, by acceleration or otherwise (a “Monetary Default”).

(b) Any representation or warranty made by or on behalf of the Borrower, under or in connection with this Agreement shall be materially false as of the date on which made.

(c) Failure of Borrower to perform or observe any term, covenant or agreement (other than a Monetary Default) contained in any Loan Document to be performed or observed by Borrower and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to Borrower by Lender (a “Non-Monetary Default”).

(d) Borrower shall be generally not paying its respective debts as they become due or shall make a general assignment for the benefit of creditors; or any petition shall be filed by or against the Borrower under the federal bankruptcy laws, or any other proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Borrower or any substantial part of its property (provided, that as to any involuntary proceeding, such shall not constitute an Event of Default unless the same is not dismissed or vacated within sixty (60) days of the date of such filing); or Borrower shall take any action to authorize or affect any of the transactions set forth above in this Section 7.1(d).

(e) Failure of the Borrower to pay when due any indebtedness owing to another creditor or the default by Borrower in the performance of any term, provision or condition contained in the agreement under which any such indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such indebtedness, upon the giving of notice or lapse of time, or both, to cause such indebtedness to become due prior to its stated maturity.

(f) Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the property of the Borrower.

(g) An Event of Default pursuant to the Bear/Lehman Credit Agreement.

7.2 Remedies. If any Event of Default occurs, Lender may, at its option:

(a) By written notice to Borrower, terminate the Loan Term, and thereby terminate its obligation to make further Advances hereunder.

(b) Declare the entire unpaid principal of the Loan, together with the interest accrued thereon, to be, and the same shall thereupon become, immediately due and payable, without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived.

(c) Proceed to protect and enforce its rights by action at law (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement.

(d) Exercise any and all rights and remedies afforded by the laws of the United States, the State of Alabama or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and in the other Loan Documents.

(e) Exercise the rights and remedies of setoff and/or bankers’ lien against the interest of Borrower in and to every account and other property of Borrower which is in the possession of Lender or any Person which then owns a participating interest in the Loan, to the extent of the full amount of the Loan.

(f) Exercise any and all rights and remedies provided by this Agreement and by the Uniform Commercial Code) in the Collateral.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Notices. All notices and other communications provided for hereunder shall be in writing and, if mailed by certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) days after the postmarked date thereof, and, if sent by overnight courier, shall be deemed to have been received on the next business day following dispatch. In addition, notices hereunder may be delivered by hand or by facsimile, in which event such notice shall be deemed effective when delivered. Notice of change of address shall also be governed by this Section. Notices shall be addressed as follows:

To Borrower:

Infinity Property and Casualty Corporation

2204 Lakeshore Drive, Suite 125

Birmingham, Alabama 35209

Attention: Samuel Simon

Facsimile: 205/803-8585

If to the Lender:

Regions Bank

417 20th Street North, 2nd Floor

Birmingham, Alabama 35203

Attention: William D. Ritter

Facsimile: 205/326-7739

8.2 No Control By Lender. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the rights or power to exercise control over the affairs and/or management of the Borrower, the power of Lender being limited to the right to exercise the remedies provided for herein.

8.3 No Waiver By Lender, Etc. The acceptance by Lender at any time and from time to time of partial payment on the Loan shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any particular Event of Default shall be deemed to be a waiver of any Event of Default other than said particular Event of Default. No delay or omission by Lender in exercising any right or remedy under the Loan Documents or otherwise shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedies preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. The rights and remedies of Lender in this Agreement are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law. The rights of Lender under this Agreement against Borrower are not conditional or contingent on any attempt by Lender to exercise any of its rights under the Loan Documents, or against Borrower or any other Person.

8.4 Lender’s Expenses. Whether or not the principal of the Loan is advanced hereunder or the transactions contemplated hereby are consummated, Borrower will pay on demand all fees, costs and expenses in connection with the preparation, execution, and delivery of the Loan Documents and the other documents to be delivered under this Agreement, including, without limitation, the fees, out-of-pocket expenses and other disbursements of its counsel. Borrower shall pay on demand all costs and expenses (including, without limitation, attorneys’ fees, accountants’ fees and expenses), if any, of Lender in connection with the enforcement, collection, restructuring, refinancing and “work out” (including with respect to any waiver or amendment) of this Agreement and the Loan Documents. Borrower will save Lender harmless from and against any and all claims, damages, actions, costs, expenses and liabilities with respect to or resulting from any breach by the Borrower of any of the covenants under this Agreement or any misrepresentation or breach of a warranty by the Borrower under this Agreement, or in connection with the performance by Lender of the provisions of this Agreement to be performed by Borrower. All sums payable to Lender by Borrower under the provisions of this Section 8.4 shall bear interest at the Default Rate, which interest shall be payable by Borrower to Lender on demand.

8.5 GAAP. All accounting and financial terms used herein, and compliance with each covenant contained herein, which relates to financial matters, shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated herein.

8.6 Number and Gender. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

8.7 Headings. The headings, captions and arrangements used in this Agreement are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Agreement, nor affect the meaning thereof.

8.8 Place, Manner, Time and Extension of Payment. All sums payable under the Loan Documents shall be paid to Lender not later than 4:30 P.M., Birmingham, Alabama time on the date due by wire transfer in accordance with the following wire instructions:

Regions Bank

Birmingham, Alabama

Routing Number: 062005690

Account Number: 999-119300

Attention: William D. Ritter

If any payment falls due on a day which is not a Business Day, then such due date shall be extended to the next succeeding Business Day, but during any such extension all unpaid principal of the Loan and other sums bearing interest shall continue to bear interest at the rates herein provided.

8.9 Survival of Covenants, Etc. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Loan Documents. All statements contained in any certificate or other instrument delivered by or on behalf of Borrower shall be deemed to constitute representations and warranties made by Borrower.

8.10 Successors and Assigns; Participation. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that Borrower may not assign any rights hereunder without the prior written consent of Lender. Lender may assign to one or more Persons all or any part of, or may grant participation to one or more Persons, in all or any part of the Loan, and to the extent of any assignment or participation the assignee or participant of such assignment or participation shall have the rights and benefits hereunder as if it were a Lender hereunder, except that Borrower shall be entitled to deal exclusively with Lender and rely upon documents, consents and writings signed solely by Lender, without the necessity of any such participant joining in. Borrower authorizes Lender to disclose to any purchaser or participant, or any prospective purchaser or participant of an interest in the Loan, any financial or other information pertaining to Borrower.

8.11 Severability of Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws during the term hereof, such provision shall be fully severable, and this Agreement, as the case may be, shall be construed and enforced as if such illegal, invalid or unenforceable provisions had never comprised a part hereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement, a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible which is legal, valid and enforceable.

8.12 Entire Agreement, Amendments, Counterparts. This Agreement and the Loan Documents embody the entire agreement and understanding between Borrower and Lender relating to the subject matter hereof. The provisions of this Agreement may not be amended, modified or waived except by written agreement of Borrower and Lender. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

8.13 Governing Law; Jurisdiction. THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA. LENDER’S PRINCIPAL PLACE OF BUSINESS IS LOCATED IN JEFFERSON COUNTY, ALABAMA, AND BORROWER AGREES THAT THE LOAN DOCUMENTS SHALL BE DELIVERED TO, HELD BY AND FUNDED BY LENDER AT SUCH PRINCIPAL PLACE OF BUSINESS, AND THE HOLDING OF THE LOAN DOCUMENTS THEREAT SHALL CONSTITUTE SUFFICIENT MINIMUM CONTACTS OF BORROWER WITH JEFFERSON COUNTY, ALABAMA FOR PURPOSES OF CONFERRING JURISDICTION UPON THE STATE AND FEDERAL COURTS PRESIDING IN SUCH COUNTY AND STATE. BORROWER AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER MAY BE BROUGHT IN THE CIRCUIT COURT OF THE STATE OF ALABAMA, IN JEFFERSON COUNTY, ALABAMA, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ALABAMA, AND CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURTS IN ANY ACTION OR PROCEEDING.

8.14 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ANY RIGHT BORROWER MAY HAVE TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THE LOAN DOCUMENTS OR THE INDEBTEDNESS EVIDENCED THEREBY, OR (II) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO

WITH RESPECT TO THE LOAN DOCUMENTS, OR THE INDEBTEDNESS EVIDENCED THEREBY OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE ITS RESPECTIVE RIGHTS TO TRIAL BY JURY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

INFINITY PROPERTY AND CASUALTY CORPORATION, an Ohio corporation

By:	/s/ Samuel J. Simon
Print Name:	Samuel J. Simon
Its:	Senior Vice President

STATE OF ALABAMA         )

JEFFERSON COUNTY         )

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that                     , whose name as                      of Infinity Property and Casualty Corporation, an Ohio corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such             , and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal of office this              day of February 2004.

Notary Public
[NOTARIAL SEAL]
My commission expires: ________________________________

REGIONS BANK, an Alabama banking corporation

By:	/s/ William D. Ritter
William D. Ritter
Its	Vice President

STATE OF ALABAMA         )

JEFFERSON COUNTY         )

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that William D. Ritter, whose name as Vice President of Regions Bank, an Alabama banking corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said banking corporation.

Given under my hand and seal of office this              day of February 2004.

Notary Public
[NOTARIAL SEAL]
My commission expires: ________________________________

EXHIBIT A

RATE INFORMATION AND ADVANCE REQUEST FORM

This Report is furnished to you pursuant to Section 2.3 of that certain Credit Agreement between INFINITY PROPERTY AND CASUALTY CORPORATION (“Borrower”) and REGIONS BANK (“Lender”) dated February     , 2004 (as the same may hereafter be modified or amended, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.

I.	Advances/Paydowns/Rollover Requests

The Borrower hereby request that Lender advance/paydown/rollover (circle one or more) the amount as specified below:

Amount
*Advance:	$
*Rollover:	$
*Paydown:	$

*	Must be in increments of $500,000

II.	Principal Reconciliation

Principal Outstanding on :	$
(today’s date)
Plus: New Advances		______
Less: Paydowns		______
Net Principal Outstanding	$

III. Please wire transfer any new Advances in accordance with the following wire instructions:

_____________________________
_____________________________
_____________________________

INFINITY PROPERTY AND CASUALTY CORPORATION, an Ohio corporation

By:
Print Name:
Its:
Date:

EXHIBIT B

Chief Executive Officers